Exhibit 99.1

HO-CHENG INSURANCE BROKERS CO., LTD.

Financial Statements

For the Years Ended December 31, 2015 and 2014

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ho-Cheng Insurance Brokers Co., LTD.
Taichung, Taiwan

We have audited the accompanying balance sheets of Ho-Cheng Insurance Brokers Co., LTD. as of December 31, 2015 and 2014 and the related statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years then ended. Ho-Cheng Insurance Brokers Co., LTD.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ho-Cheng Insurance Brokers Co., LTD. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
December 30, 2016

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HO-CHENG INSURANCE BROKERS CO., LTD.

Balance Sheets

As of December 31, 2015 and 2014

	2015	2014
ASSETS

Current Assets:
Cash and cash equivalents	$306,095	$273,557
Accounts receivable	748,081	657,840
Prepaid expenses	9,003	12,988
Total current assets	1,063,179	944,385

Property and equipment, net of accumulated depreciation	88,170	81,161
Other assets	61,111	63,320
TOTAL ASSETS	$1,212,460	$1,088,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$944,011	$909,978
Income taxes payable	12,581	5,756
TOTAL LIABILITIES	956,592	915,734

Commitments and contingencies

Stockholders' Equity:
Common stock, approximately $0.30 (NT $10) par value, 500,000 shares authorized, 500,000 and 300,000 shares issued and outstanding, respectively	154,735	93,545
Legal capital reserve	46,741	42,679
Accumulated other comprehensive loss	(9,521)	(4,193)
Retained earnings	63,913	41,101
TOTAL STOCKHOLDERS' EQUITY	255,868	173,132
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,212,460	$1,088,866

The accompanying notes are an integral part of these financial statements.

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HO-CHENG INSURANCE BROKERS CO., LTD.

Statements of Operations and Comprehensive Income

For the Years Ended December 31, 2015 and 2014

	2015	2014

Revenues	$5,816,603	$5,381,609
Cost of revenues	4,398,519	3,981,838
Gross profit	1,418,084	1,399,771

Operating expenses:
General and administrative	1,303,381	1,338,763
Depreciation expense	34,513	28,751
Total operating expenses	1,337,894	1,367,514

Income from operations	80,190	32,257

Other income:
Interest income	1,080	795
Other income	2,499	330
Total other income	3,579	1,125

Income before income taxes	83,769	33,382

Provision for income taxes	(19,856)	(14,179)
Net income	63,913	19,203

Other comprehensive income:
Foreign currency translation gain (loss)	(5,328)	422

Comprehensive income	$58,585	$19,625

Weighted average common shares outstanding:
Basic and diluted	324,658	300,000

Earnings per share:
Basic and diluted	$0.20	$0.06

The accompanying notes are an integral part of these financial statements.

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HO-CHENG INSURANCE BROKERS CO., LTD.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2015 and 2014

			Legal	Other		Total
	Common Stock		Capital	Comprehensive	Retained	Stockholders'
	Shares	Amount	Reserve	Income	Earnings	Equity
Balance, December 31, 2013	300,000	$93,545	$35,858	$(4,615)	$90,111	$214,899

Cash dividends	-	-	-	-	(61,392)	(61,392)
Transfer to legal capital reserve	-	-	6,821	-	(6,821)	-
Foreign currency translation gain	-	-	-	422	-	422
Net income	-	-	-	-	19,203	19,203

Balance, December 31, 2014	300,000	93,545	42,679	(4,193)	41,101	173,132

Issuance of common stock for cash	200,000	61,190	-	-	-	61,190
Cash dividends	-	-	-	-	(37,039)	(37,039)
Transfer to legal capital reserve	-	-	4,062	-	(4,062)	-
Foreign currency translation loss	-	-	-	(5,328)	-	(5,328)
Net income	-	-	-	-	63,913	63,913

Balance, December 31, 2015	500,000	$154,735	$46,741	$(9,521)	$63,913	$255,868

The accompanying notes are an integral part of these financial statements.

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HO-CHENG INSURANCE BROKERS CO., LTD.

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

	2015	2014

OPERATING ACTIVITIES:
Net income	$63,913	$19,203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	34,513	28,751
Change in operating assets and liabilities:
Accounts receivable	(117,342)	31,057
Prepaid expenses	3,662	(4,452)
Accounts payable and accrued expenses	68,191	48,846
Income tax payable	7,283	(4,274)
Net cash provided by operating activities	60,220	119,131

INVESTING ACTIVITIES:
Purchases of property and equipment	(44,713)	(20,751)
Net cash used in investing activities	(44,713)	(20,751)

FINANCING ACTIVITIES:
Proceeds from the sale of common stock	61,190	-
Payment of dividends	(37,039)	(61,392)
Net cash provided by (used in) financing activities	24,151	(61,392)

Effect of exchange rate changes on cash and cash equivalents	(7,120)	(14,365)

NET INCREASE IN CASH AND CASH EQUIVALENTS	32,538	22,623

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	273,557	250,934

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$306,095	$273,557

CASH PAID FOR:
Interest	$-	$-
Income taxes	$13,031	$18,840
Non-cash financing activities
Transfer to legal capital reserve	$4,062	$6,821

The accompanying notes are an integral part of these financial statements.

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Ho-Cheng Insurance Brokers Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Ho-Cheng Insurance Brokers Co., Ltd. (“Ho-Cheng” or the “Company”) was incorporated on December 6, 2001 in Taiwan. The Company is an insurance broker that sells, solicits, or negotiates life and property insurance in Taiwan.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional currency is the Taiwanese Dollar (“Taiwan $”); however, the accompanying financial statements were translated and presented in United States Dollars (“$” or “USD”).

Foreign Currency Translation

The accounts of the Company are maintained in the Taiwan $. The accounts of the Company are translated into USD, with the Taiwan $ as the functional currency. All assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and other comprehensive income (loss). The following table details the exchange rates used for the respective periods:

	December 31,	December 31,
	2015	2014
Period end: Taiwan $ to USD exchange rate	$32.891	$31.743
Average for the period end: Taiwan $ to USD exchange rate	$31.727	$30.304

The Company recognizes revenue from insurance carriers on a gross basis. The commission paid by the Company to its agents are recorded as cost of revenues.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable are recorded, net of allowance for doubtful accounts. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of December 31, 2015 and 2014, there were no allowance for uncollectible accounts receivable.

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Ho-Cheng Insurance Brokers Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Property and Equipment, net

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Description	Years
Office equipment	3-5 years
Lease improvements	3-5 years

Long-Lived Assets

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced to recognize the cost of disposal. Based on its review, the Company believes that as of December 31, 2015 and 2014, respectively, there was no significant impairment of its long-lived assets.

Revenue Recognition

The Company’s revenue is from insurance agency and brokerage services. The Company sells insurance products to customers, and obtains commissions from the respective insurance carriers according to the terms of each insurance company service agreement. The Company recognizes revenue when the following have occurred: persuasive evidence of an agreement between the insurance company and insured exists, services were provided, the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered complete, and revenue is recognized, when an insurance policy becomes effective.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no uncertain tax position as of December 31, 2015.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the periods presented.

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Ho-Cheng Insurance Brokers Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Foreign Currency Transactions and Comprehensive Income

US GAAP generally requires recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is the Taiwan $. Translation loss of $9,521 and $4,193 at December 31, 2015 and 2014, respectively, are classified as an item of other comprehensive loss in the stockholders’ equity section of the balance sheets.

Statement of Cash Flows

Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate their fair values due to their short maturities.

ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the FV measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Topic 815, Derivatives and Hedging. As of December 31, 2015 and 2014, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

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Ho-Cheng Insurance Brokers Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This pronouncement is effective for annual reporting periods beginning after December 15, 2016, and is to be applied using one of two retrospective application methods, with early application not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Property and Equipment, net

Property and equipment at December 31, 2015 and 2014 consisted of the following:

	December 31,	December 31,
	2015	2014

Building Improvements	$109,480	$94,155
Office equipment	49,455	35,491
Total property and equipment	158,935	129,646
Less: accumulated depreciation	(70,765)	(48,485)
Property and equipment, net	$88,170	$81,161

Depreciation expense for the years ended December 31, 2015 and 2014 was $34,513 and $28,751, respectively.

Note 4 – Other Assets

As of December 31, 2015 and 2014, other assets consisted principally a deposit of approximately $61,000 made in accordance with Taiwan Insurance Act.

Note 5 – Related Party Transactions

During the years ended December 31, 2015 and 2014, the Company lease offices from the Company’s President. Total lease expense to the president during 2015 and 2014 were $52,952 and $52,867, respectively.

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Ho-Cheng Insurance Brokers Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Note 6 – Income Taxes

The Company is subject to the income tax in Taiwan, which have an effective income tax rate of 17%. The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended December 31, 2015 and 2014:

	2015	2014

Income tax expense computed at statutory tax rate - Taiwan	$14,241	$5,675
Non-deductible expenses	5,615	8,504
Total income tax expense	$19,856	$14,179

Non-deductible expenses mainly included expenses for which the Company failed to keep supporting document in accordance with the tax rules. As of December 31, 2015 and 2014, the Company had income tax payable of $12,581 and $5,756, respectively.

Note 7 – Equity

On November 17, 2015, the Company sold 200,000 shares of common stock for cash of $61,190.

The Company’s Articles of Incorporation provide that, when allocating the net profits for each fiscal year, the Company shall first offset its losses in previous years and then set aside the following items accordingly:

1)	Profit sharing to employees at 1% of the statutory profits;
2)	Legal capital reserve at 10% of the statutory profits until the accumulated legal reserve equals the Company’s paid-in capital;
3)	The remaining balances shall be allocated according to the resolution of the shareholders’ meeting.

Legal capital reserve may be used to offset a deficit, or be distributed as dividends in cash or stocks for the portion in excess of 25% of the paid-in capital if the Company incurs no loss.

The appropriations of 2014 and 2013 statutory earnings of $41,471 and $68,213 have been approved by the Company’s shareholders in its meetings held on December 9, 2015 and June 30, 2014, respectively. The appropriations were as follows:

	Appropriation of Earnings for Year
	2014	2013
Legal reserve	$4,062	$6,821
Cash dividends	37,039	61,392
Employee profit sharing	370	-
Total	$41,471	$68,213

The appropriation of 2015 statutory earnings have been approved by the Company’s shareholders in its meeting held on June 30, 2016. The appropriations were as follows:

Legal reserve	$6,391
Cash dividends	57,522
Employee profit sharing	-
Total	$63,913

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Ho-Cheng Insurance Brokers Co., Ltd.

Notes to Financial Statements

For the Years Ended December 31, 2015 and 2014

Note 8 – Concentration

The Company received commissions from four and three major insurance carriers in 2015 and 2014, respectively. Each of the insurance carriers made up over 10% of the Company’s total revenue during 2015 and 2014. For the years ended December 31, 2015 and 2014, aggregated sales to these carriers were $3,062,104 and $2,591,342, respectively.

Note 9 – Commitments and Contingencies

The Company leases several offices and vehicles from third parties. Future minimum lease payments for non-cancellable operating leases with a term over 1 year are as follows:

For the year ending December 31,
2016	$300,491
2017	172,580
2018	29,029
2019	9,121
2020	9,121
Total	$520,342

Note 10 - Subsequent Events

On December 29, 2016, Longbau Group, Inc. (“Longbau”), the shareholders of the Company and Tsai Ko entered into a Share Exchange Agreement (the “Ho-Cheng Insurance Agreement”). At the December 29, 2016 closing of the Ho-Cheng Insurance Agreement, 250,000 shares of Longbau common stock, par value $0.00001 per share were issued to the Company shareholders in exchange for 100% of the Company's issued and outstanding ownership interests (“Ho-Cheng Insurance Exchange Shares”). Upon completion of the foregoing transaction, the Company became a wholly-owned subsidiary of Longbau.

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